EXHIBIT 10.17

SECOND AMENDMENT TO

ECPM HOLDINGS, LLC

2013 INCENTIVE UNIT PLAN

THIS SECOND AMENDMENT, is made by ECPM Holdings, LLC, a Delaware limited liability company (the “Company”), effective as of the 6th day of August, 2014, to the Company’s 2013 Incentive Unit Plan, as amended through September 9, 2013 (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

R E C I T A L S:

WHEREAS, the Board of Managers of the Company has deemed it advisable to amend the Plan to provide, unless the Administrator determines otherwise, for accelerated vesting in the event of a participant’s termination of employment or service by the Company other than for cause or by the participant for good reason if in connection with a Liquidity Event related to the Company; and

WHEREAS, the requisite members of the Company have consented to the amendments contemplated herein; and

WHEREAS, the Company desires to evidence such amendment by executing this Second Amendment;

NOW, THEREFORE, IT IS DECLARED that, effective as of the day and year first written above, the Plan shall be and hereby is amended as follows:

1. Amendment to Section 7(b). Section 7(b) of the Plan (“Effect of Termination of Employment or Service or Liquidity Event; Forfeiture of Award; Certain Repurchase Provisions”) is hereby amended by deleting subpart (ii) and inserting the following in lieu thereof, with the remainder of Section 7(b) being unchanged: “(ii) in the event of a Liquidity Event, Incentive Units shall be subject to the terms described in Section 9 herein (the terms of which are deemed incorporated into the applicable Award Agreement), and Section 5.5 of the LLC Agreement (and, if applicable, the Israel Appendix, to the extent consistent with Section 5.5 of the LLC Agreement).”

2. Amendment to Section 9. Section 9 of the Plan (“Effect of Liquidity Event”) is hereby amended by deleting current Section 9 in its entirety and replacing it with the following:

“9.	Effect of Liquidity Event

(a) General: Notwithstanding any other provision in the Plan to the contrary, and unless the Administrator determines otherwise, the following provisions shall apply in the event of a Liquidity Event.

(i) To the extent that the successor or surviving company in the Liquidity Event does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Awards outstanding under the Plan immediately prior to the Liquidity Event, any restrictions, including but not limited to service and/or performance criteria applicable to any outstanding Award shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award.

(ii) Further, in the event that an Award is substituted, assumed or continued as provided in Section 9(a)(i) herein, the Award, to the extent outstanding, will nonetheless become vested in full if the employment or service of the Participant is terminated within [three] months before (in which case vesting shall not occur until the effective date of the Liquidity Event) or [24 months] after the effective date of a Liquidity Event if such termination of employment or service (A) is by the Company not for Cause or (B) is by the Participant for Good Reason. For clarification, for the purposes of this Section 9, the “Company” shall include any successor to the Company.

(b) Certain Defined Terms. For the purposes herein, unless the Administrator determines otherwise:

(i) “Cause” shall have the meaning given in Section 1(f) herein.

(ii) “Good Reason” shall mean a “Resignation For Good Reason,” as defined in the LLC Agreement, provided, however, that, for the purposes herein, each Participant shall be deemed to be an “Executive Member” for purposes of the definition and the reduction in salary or benefits referenced in (b)(ii)(a) shall exclude a reduction in salary or benefits that is generally applicable to employees of similar rank and status (rather than all members of senior management).

(c) Unless the Administrator determines otherwise, each Award Agreement entered into pursuant to the Plan shall be deemed amended or modified if and to the extent necessary to contain terms consistent with the provisions of Section 9 herein.

(d) In the event of a conflict between the terms of the Plan or an Award Agreement and the LLC Agreement, the terms of the LLC Agreement shall control.”

3. Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this Second Amendment is executed on behalf of the Company effective as of the day and year first written above.

ECPM HOLDINGS, LLC

By:	/s/ Mark Gilreath
Mark Gilreath
President

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